EXHIBIT 10.08

UNCONDITIONAL AND CONTINUING GUARANTY

          THIS UNCONDITIONAL AND CONTINUING GUARANTY (the “Guaranty”) is made this 23rd day of March, 2006, by NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership, whose address for all purposes relevant to this Guaranty is 10172 Linn Station Road, Louisville, Kentucky 40223 (“Guarantor”) in favor of NATIONAL CITY BANK, a national banking association having an address at One East Fourth Street, Cincinnati, Ohio 45202 (the “Bank”).

RECITALS:

          A.      NTS EXCHANGE TITLEHOLDER LLC, a Kentucky limited liability company (the “Borrower”), has requested a loan from the Bank, and the Bank has agreed to make the loan so requested, provided, among other things, that the Guarantor guaranty the payment of all of the indebtedness to be evidenced by such loan, together with interest thereon, for the benefit of the Bank.

          B.      The Guarantor has a financial relationship with Borrower, and will derive substantial economic benefit from the making of the loan so requested to Borrower.

          NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing the Bank to extend credit to the Borrower, the Guarantor hereby agrees as follows:

          1.     Absolute and Unconditional Guaranty. The Guarantor absolutely and unconditionally guarantees: (a) the prompt and punctual payment when due, by acceleration or otherwise, of all of the indebtedness evidenced by that certain Promissory Note (which, together with any and all amendments, modifications and supplements thereof and all notes issued in substitution or exchange therefor, is referred to as the “Note”) from Borrower in favor of the Bank dated of even date herewith evidencing an indebtedness in the original principal amount of Forty-Two Million Five Hundred Thousand and 00/100 Dollars ($42,500,000.00); and (b) and under any and all other documents, instruments and agreements evidencing or securing the indebtedness evidenced by the Note (all of such documents, instruments and agreements, and all amendments and modifications thereof, are collectively referred to herein as the “Loan Documents”). The Guarantor’s obligation for the payment of the indebtedness evidenced by the Note and Loan Documents shall include, without limitation, the obligation for the payment of: (a) the outstanding principal balance of such indebtedness under the Note; (b) all interest which may accrue or be payable pursuant to the Note (including, without limitation, interest at any default rate specified in the Note); (c) all fees and costs which may be or become payable in accordance with the terms of the Note and Loan Documents (including all late fees and charges); and (d) all costs of collecting or enforcing the Note, Loan Documents or this Guaranty. All of the obligations described in this Section 1 are collectively referred to as the “Guaranteed Obligations”.

          2.     Guarantee Unconditional. The Guarantor’s obligations hereunder are continuing, absolute and unconditional, regardless of any facts or circumstances which might otherwise constitute a legal or equitable discharge of, or a defense for, a guarantor or surety. This absolute, continuing, unconditional, and unrestricted guaranty is a guaranty of payment and not a guaranty of collection. Upon Borrower’s failure to pay the Guaranteed Obligations promptly when due,

Bank, at its sole option, may proceed against the Guarantor, jointly and severally, to collect the Guaranteed Obligations, with or without proceeding against the Borrower, any co-maker or co-surety or co-Guarantor, any indorser or any collateral held as security for the Guaranteed Obligations. Any and all payments upon the Guaranteed Obligations made by the Borrower, the undersigned, or any other person, and the proceeds of any and all collateral securing the payment of the Guaranteed Obligations and this guaranty, may be applied by Bank in whatever manner it may determine in its sole discretion. Without limiting the generality of the foregoing, the Guarantor agrees that the Bank may take the following actions, without the knowledge or consent of the Guarantor and without affecting the liability of the Guarantor under this Guaranty:

(a)     The Note or any other Loan Document may be modified or amended, and all or any component of Guaranteed Obligations may be renewed or the maturity may be extended from time to time at any rate or rates of interest;

(b) Property now or hereafter held as security for or pertaining to the Guaranteed Obligations may be sold, exchanged, surrendered or otherwise dealt with by the Bank; and

(c) Settlements, compromises, compositions, accounts stated and agreed balances pertaining to the Guaranteed Obligations may be affected in good faith between the Bank and the Borrower.

In addition, the Guarantor agrees that their obligations hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or affected by: (i) any exercise or nonexercise, or delay in exercising, any right, power or remedy under or in respect of the Note, this Guaranty or any other Loan Document, or any waiver, consent, indulgence or other action (or inaction) in respect of any of the same; (ii) any bankruptcy, insolvency, arrangement, composition or similar proceedings commenced by or against the Borrower; (iii) any failure to perfect, or any release or waiver of, any rights or security furnished to the Bank with respect to any of the Guaranteed Obligations; (iv) the genuineness, validity or enforceability of any of the Loan Documents; (v) any limitations of liability of the Borrower which may be provided in any Loan Document; or (vi) any other circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

          3.     No Duty to Exhaust Remedies. The Guarantor hereby expressly waives diligence, protest, demand, presentment and notices of any kind, and waives any requirement that the Bank exhaust any right or remedy, or proceed first against the Borrower or any security for the Guaranteed Obligations before calling upon the Guarantor for collection of the Guarantied Obligation.

          4.     SUBROGATION. UNTIL SUCH TIME AS THE GUARANTEED OBLIGATIONS ARE PAID IN FULL, THE GUARANTOR AGREES NOT TO SEEK RECOURSE AGAINST THE BORROWER BY WAY OF SUBROGATION OR OTHERWISE IF SUCH GUARANTOR IS CALLED UPON TO PAY THE BANK UNDER THIS INSTRUMENT. UNTIL SUCH TIME AS THE GUARANTEED OBLIGATIONS ARE PAID IN FULL, THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHTS THEY MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR CONTRACT) TO ASSERT ANY CLAIM AGAINST THE

BORROWER ON ACCOUNT OF PAYMENTS MADE BY THE GUARANTOR UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS OR SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY.

          5.     Effect of Bankruptcy Proceedings, Etc. If at any time any whole or partial payment of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, this Guaranty shall continue to be effective, or be reinstated, as the case may be, all as though such payment had not been made.

          6.     Reporting Requirements. The Guarantor shall furnish to the Bank when requested, and in any event not less frequently than once each year: (i) financial statements in form and substance reasonably satisfactory to the Bank, and (ii) true, correct and complete copies of his federal, state and local income tax returns (as the same are filed with the respective taxing authorities). The Guarantor represents and warrants to the Bank that all financial statements furnished (or to be furnished) to the Bank accurately reflect (or, when delivered, will accurately reflect) his financial condition at the times and for the periods therein stated.

          7.     Miscellaneous Provisions.

(a)     From time to time at the Bank’s request, the Guarantor shall execute and deliver to or as directed by the Bank any and all documents, instruments or agreements of further assurance that the Bank may reasonably require to confirm this Guaranty or to carry out the purpose and intent hereof.

(b)     This Guaranty may not be modified, amended, discharged or terminated except by a written instrument executed by each party against whom such modification, amendment, discharge or termination is sought.

(c)     No course of dealing and no delay by the Bank in exercising any right or remedy hereunder shall affect or impair any other or future exercise of any such right or remedy. The rights and remedies of the Bank under this Guaranty are cumulative and are not exclusive of any rights or remedies which may be available to the Bank under the Note, under any other Loan Document, at law or in equity; any or all such remedies may be exercised concurrently or successively.

(d)     The Guarantor agrees to pay, or to reimburse the Bank for, any and all out-of-pocket expenses reasonably incurred by the Bank (including, without limitation, reasonable attorneys’ fees and costs) in connection with the enforcement or preservation of the Bank’s rights under this Guaranty.

(e)     If any provision of this Guaranty, or the application of any such provision to any person or circumstance, shall be invalid or enforceable, the remainder of this Guaranty or the application of any such provision to other persons or circumstances shall not be affected thereby, and shall remain valid and enforceable to the fullest extent permitted by law.

(f)     This Guaranty shall be binding upon the Guarantor and his executors, administrators, personal representatives, successors, heirs and assigns, and shall inure to the benefit of the Bank and its successors and assigns.

(g) This Guaranty shall be governed by the laws of the State of Ohio.

(h)     AS A SPECIFIC INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO THE BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE GUARANTOR EXPRESSLY WAIVES ANY RIGHT THAT HE MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS GUARANTY.

(i)     All notices, requests, demands and other communications in connection with this Guaranty shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested and addressed as set forth below:

(i)	if to the Bank: NATIONAL CITY BANK One East Fourth Street Cincinnati, Ohio 45202 Attn: Investment Real Estate Division

with a copy concurrently to: Keating, Muething & Klekamp PLL One East Fourth Street, Suite 1400 Cincinnati, Ohio 45202 Attn: Mark J. Weber, Esq.

(ii)	if to the Guarantor: NTS Realty Holdings Limited Partnership 10172 Linn Station Road Louisville, Kentucky 40223

          All notices furnished in compliance with the foregoing shall be deemed effective when received by the party to whom it is addressed.

(j)     The Guarantor authorizes any attorney-at-law, including an attorney engaged by Bank or any holder of this Guaranty, to appear in any state or federal court of record in the United States after the Guaranteed Obligations or any portion thereof shall become due, whether occurring by lapse of time or by acceleration, and after the receipt of written notice of Borrower’s default from Bank and Guarantor’s failure to cure such default within thirty (30) days thereafter, and waives the issuance and service of process and confess judgment against the Guarantor in favor of Bank or other holder of this Guaranty for the amount then appearing due, together with interest and costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution. No such judgment shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons or entities against whom judgment has not been obtained thereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, Bank or any holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Guarantor.

(k)     This guaranty shall inure to the benefit of and bind the parties hereto, their successors and assigns, and their legal representatives or heirs. Bank may, at its option, assign this guaranty to any other party who is or becomes the indorsee or assignee of any part of the Guaranteed Obligations, or who is in possession of or the bearer of any part of the Guaranteed Obligations that is payable to the bearer, and the undersigned shall continue to be liable under this guaranty to such other party to the extent of such indorsed, assigned, or possessed Guaranteed Obligations.

          This Unconditional and Continuing Guarantee is executed as of the date first set forth above.

          WARNING — BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

Witnesses: /s/ Rosann D. Tafel —————————— Rosann D. Tafel /s/ Sandy Nichols —————————— Sandy Nichols	GUARANTOR:

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited partnership

By:    NTS Realty Capital, Inc.,
          its Managing General Partner

          By: /s/ Gregory A. Wells
          ——————————————
          Gregory A. Wells
Executive Vice President and Chief Financial Officer

STATE OF KENTUCKY )
                                                      : SS:
COUNTY OF JEFFERSON )

        The foregoing instrument was acknowledged before me this 23rd day of March, 2006 by Gregory A. Wells, Executive Vice President and Chief Financial Officer of NTS Realty Capital, Inc., the Managing General Partner of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, on behalf of the limited partnership.

Susan M. Howard —————————————— Susan M. Howard Notary Public